Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Laidlaw International, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Douglas A. Carty and Beth Byster Corvino, and each of them, as his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more registration statement(s) on Form S-3 relating to the registration for sale of the common stock, par value $.01 per share, of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such registration statements or amendments, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

     This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

     Executed as of this 25th day of May, 2004.

Signature	Title

/s/ Kevin E. Benson Kevin E. Benson	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Douglas A. Carty Douglas A. Carty	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey W. Sanders /s/ Jeffrey W. Sanders	Vice President, Corporate Development and Controller (Principal Accounting Officer)

/s/ John F. Chlebowski John F. Chlebowski	Director

/s/ James H. Dickerson, Jr. James H. Dickerson, Jr.	Director

/s/ Lawrence M. Nagin Lawrence M. Nagin	Director

/s/ Vicki A. O’Meara Vicki A. O’Meara	Director

/s/ Richard P. Randazzo Richard P. Randazzo	Director

/s/ Maria A. Sastre Maria A. Sastre	Director

/s/ Peter E. Stangl Peter E. Stangl	Director

/s/ Carroll R. Wetzel, Jr. Carroll R. Wetzel, Jr.	Director